UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

AFFINITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-113982	13-3377709
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

2575 Vista Del Mar Drive
Ventura, CA 93001	(805) 667-4100
(Address of executive offices)	(Registrant’s telephone
number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

Affinity Group, Inc. (the “Company”) is a wholly-owned subsidiary of Affinity Group Holding, Inc. (“AGHI”).  AGHI is a holding company and conducts its operations through us and our subsidiaries.  AGHI today paid $3.4 million in cash interest payable to institutional holders holding an aggregate of $61.8 million of our 10-7/8% senior notes due 2012 (the “AGHI Notes”) within the “grace” period consented to by such holders for payment of the interest that was due on the AGHI Notes on August 15, 2010.  Previously, AGHI also paid the indenture trustee interest in the amount of $15,000 for the holders of the AGHI Notes that had not been identified to AGHI.  The remaining holders of the AGHI Notes extended the payment date for the interest due on August 15, 2010 to February 15, 2011.  AGHI’s parent, AGI Intermediate Holdco, LLC, made capital contributions to AGHI in the amount needed to pay such cash interest and has advised AGHI that it has made arrangements to fund necessary cash interest on the next interest payment date under the AGHI Notes, February 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GROUP, INC.
(Registrant)

Date: September 16, 2010	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President
and Chief Financial Officer